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                                                                  Exhibit 23.02






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Computer Integration Corp., ("CIC") of our report dated August 23, 1995 on our audits of the financial statements and financial statement schedules of Cedar Computer Center, Inc. as of June 30, 1995 and October 31, 1994, which report is included in CIC's Report on Form 8-K/A-1 filed with the Securities and Exchange Commission on September 11, 1995. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



                                        McGLADREY & PULLEN, LLP



Des Moines, Iowa
August 11, 1997